EXHIBIT 99.1

City National Announces Common Stock Offering

LOS ANGELES, May 4, 2009 (GLOBE NEWSWIRE) -- City National Corporation (NYSE:CYN), the parent company of wholly owned City National Bank, today announced that it has begun a public offering of approximately 2.7 million shares of its common stock.

Proceeds from the sale of the offering will qualify as tangible common equity and Tier 1 capital.

Subject to approval from regulators, City National intends to use proceeds from the offering toward the redemption of preferred stock and the repurchase of warrants sold to the U.S. Treasury Department as part of the Capital Purchase Program. The department purchased $400 million of these securities from City National on November 21, 2008.

Credit Suisse Securities (USA) LLC and Merrill Lynch & Co. are book-running managers for this offering. Sandler O'Neill + Partners, LP is the co-manager. The underwriters will have a 30-day option to purchase as much as 15 percent of the common stock offering to cover over-allotments.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities. A registration statement relating to these securities has been filed and is effective. The offering will be made only by means of a prospectus supplement and accompanying base prospectus, copies of which may be obtained from:

 Credit Suisse
 Prospectus Department
 Eleven Madison Avenue, Level 1B
 New York, New York 10010
 Merrill Lynch & Co.
 4 World Financial Center
 New York, NY 10080
 Attn: Prospectus Department

Forward-Looking Statements

This prospectus supplement includes and incorporates by reference forward-looking statements for which we claim the protection of the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of our management, and on information currently available to management. Forward-looking statements include information concerning our possible or assumed future results of operations, and statements preceded by, followed by, or that include the words "will," "believes," "expects," "anticipates," "intends," "plans," "estimates," or similar expressions.

Forward-looking statements are based on our management knowledge and belief as of today and include information concerning our possible or assumed future financial condition, and our results of operations, business and earnings outlook. These forward-looking statements are subject to risks and uncertainties. A number of factors, some of which are beyond our ability to control or predict, could cause future results to differ materially from those contemplated by such forward-looking statements. These factors include (1) continuation or worsening of current recessionary conditions, as well as continued turmoil in the financial markets, (2) continued volatility and deterioration of the capital and credit markets, (3) significant changes in banking laws or regulations, including, without limitation, as a result of the Emergency Economic Stabilization Act and the creation of and possible amendments to the Troubled Asset Relief Program, including the Capital Purchase Program and related executive compensation requirements, (4) continued weakness in the real estate market, including the markets for commercial and residential real estate, which may affect, among other things, the level of nonperforming assets, charge-offs and provision expense, (5) unprecedented volatility in equity, fixed income and other market valuations, (6) changes in market rates and prices which may adversely impact the value of financial products including securities, loans, deposits, debt and derivative financial instruments, and other similar financial instruments, (7) changes in the interest rate environment and market liquidity which may reduce interest margins and impact funding sources, (8) increased competition in our markets, (9) changes in the financial performance and/or condition of City National Bank's borrowers, (10) a substantial and permanent loss of either client accounts and/or assets under management at our investment advisory affiliates or our wealth management division, (11) soundness of other financial institutions which could adversely affect us, (12) increases in Federal Deposit Insurance Corporation premiums due to market developments and regulatory changes, (13) protracted labor disputes in our markets, (14) earthquake, fire or other natural disasters affecting the condition of real estate collateral, (15) the effect of acquisitions and integration of acquired businesses and de novo branching efforts, (16) the impact of changes in regulatory, judicial or legislative tax treatment of business transactions, (17) changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or regulatory agencies, (18) the effect of pandemic flu on the global economy and (19) our success at managing the risks involved in the foregoing.

You should not place undue reliance on the forward-looking statements, since they are based on current expectations. Actual results may differ materially from those currently expected or anticipated.

Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties, and assumptions. Our future results and shareholder values may differ materially from those expressed in these forward-looking statements. Forward-looking statements speak only as of the date they are made, and we do not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the statements are made.

For a more complete discussion of these risks and uncertainties, see our Annual Report on Form 10-K for the year ended December 31, 2008 and particularly Part I, Item 1A, titled "Risk Factors."

About City National

City National Bank is the wholly owned subsidiary of City National Corporation. It is backed by $16.9 billion in total assets, and provides banking, investment and trust services through 63 offices, including 15 full-service regional centers, in Southern California, the San Francisco Bay Area, Nevada and New York City. The company and its eight majority-owned investment affiliates manage or administer nearly $46 billion in client investment assets, including $28.4 billion under direct management.

For more information about City National, visit the company's Website at cnb.com.

The City National Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=3142

CONTACT:  City National Corporation
          Investors:
          Christopher Carey
            310.888.6777
            Chris.carey@cnb.com
          Media:
          Cary Walker
            213.673.7615
            Cary.walker@cnb.com